Exhibit 4.3B

SECOND AMENDMENT

TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated and effective as of November 15, 2005, is made by and among NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation (the “Borrower”), the BANKS (as hereinafter defined), JPMORGAN CHASE BANK, N.A. and BANK OF AMERICA, N.A., successor by merger to FLEET NATIONAL BANK, each in its capacity as a syndication agent,  BANK OF TOKYO-MITSUBISHI TRUST COMPANY and CITICORP NORTH AMERICA, INC., each in its capacity as a documentation agent, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Banks (hereinafter referred to in such capacity as the “Agent”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, reference is made to that certain Credit Agreement, dated as of December 16, 2004, by and among the Borrower, the Banks party thereto, JPMorgan Chase Bank, N.A. and Bank of America, N.A., successor by merger to Fleet National Bank, each in its capacity as a syndication agent, Bank of Tokyo-Mitsubishi Trust Company and Citicorp North America, Inc., each in its capacity as a documentation agent, and the Agent, as amended by that certain First Amendment to Credit Agreement dated as of August 31, 2005 (the “Credit Agreement”);

WHEREAS, pursuant to Section 2.11 of the Credit Agreement, the Borrower has provided written notice to the Agent requesting the increase of the Revolving Credit Commitments from $225,000,000 to $250,000,000; and

WHEREAS, the parties hereto desire to amend certain terms of the Credit Agreement as hereinafter provided.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.             Definitions.

Capitalized terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement as amended by this Amendment.

2.             Amendment of Credit Agreement.

(a)           Article 7 [Conditions of Lending and Issuance of Letters of Credit]

Section 7.2 [Each Additional Loan or Letter of Credit.] of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.2         Each Additional Loan or Letter of Credit.

At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit:  (i) the representations and warranties of the Borrower contained in Section 6 (other than the representations and warranties contained in the first sentence of Section 6.1.6 [Litigation], the last sentence of Section 6.1.8(ii) [Financial Statements], and Section 6.1.21 [Environmental Matters]) and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Borrower shall have performed and complied with all covenants and conditions hereof; (ii) no Event of Default or Potential Default shall have occurred and be continuing or shall exist; (iii) the making of the Loans or issuance of such Letters of Credit shall not contravene any Law applicable to the Borrower or any Subsidiary of the Borrower or any of the Banks; (iv) and the Borrower shall have delivered to the Agent a duly executed and completed Loan Request, Swing Loan Request, or application for a Letter of Credit as the case may be.”

(b)           Exhibit 2.4.

Exhibit 2.4 [Form of Loan Request] to the Credit Agreement is hereby amended and restated as set forth on Exhibit 2.4 attached to this Amendment bearing such name and numerical reference.

(c)           Exhibit 2.5.

Exhibit 2.5 [Form of Swing Loan Request] to the Credit Agreement is hereby amended and restated as set forth in Exhibit 2.5 attached to this Agreement bearing such name and numerical reference.

(d)           Exhibit 8.3.3.

Exhibit 8.3.3 [Form of Compliance Certificate] to the Credit Agreement is hereby amended and restated as set forth in Exhibit 8.3.3 attached to this Agreement bearing such name and numerical reference.

3.             Increase of Revolving Credit Commitments.

In accordance with Section 2.11 of the Credit Agreement and subject to satisfaction of all the conditions set forth in Section 4 below, the Borrower, the Agent and the Banks hereby increase the Revolving Credit Commitments from $225,000,000 to $250,000,000 and Schedule 1.1(B) [Commitments of Banks and Addresses for Notices] to the Credit Agreement is hereby

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amended and restated to read as set forth on the Schedule attached to this Amendment bearing such name and numerical reference, so that after giving effect to such increase, each Bank has the Revolving Credit Commitment as set forth opposite such Bank’s name on the amended and restated Schedule 1.1(B) attached to this Amendment.

4.             Conditions of Effectiveness of this Amendment.

The effectiveness of the amendments to the Credit Agreement set forth in Section 2 [Amendment of Credit Agreement] of this Amendment is expressly conditioned upon satisfaction of the conditions set forth in items (a), (e), (f), (g) and (h) below of this Section 4 being satisfied to the satisfaction of the Agent and the Required Banks (with the satisfaction of each Bank to such conditions being evidenced by the execution of this Amendment by such Bank), and the effectiveness of the matters set forth in Section 3 [Increase of Revolving Credit Commitments] of this Amendment are expressly conditioned upon completion of the procedures set forth in Section 2.11 of the Credit Agreement and the conditions set forth in items (b), (c), (d), (e), (f), (g) and (h) below of this Section 4 being satisfied to the satisfaction of the Agent and each Bank that has agreed to increase its respective Revolving Credit Commitment (each an “Increasing Bank”) (with the satisfaction of each such Increasing Bank to such conditions being evidenced by the execution of this Amendment by each such Increasing Bank):

(a)           Certain Legal Details; Counterparts.  All legal details and proceedings in connection with the transactions contemplated by this Amendment (other than those related to items that are the subject of Section 3 above, which are addressed in Section 4 (b) below) shall be in form and substance satisfactory to the Agent, the Agent shall have received from the Borrower and the Required Banks an executed original of this Amendment and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent.

(b)           Certain Legal Details; Counterparts (Increase).   All legal details and proceedings in connection with the transactions contemplated by Section 3 above shall be in form and substance satisfactory to the Agent, the Agent shall have received from the Borrower and each Increasing Bank an executed original of this Amendment and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent.

(c)           Increase in Revolving Credit Commitments.  Each Increasing Bank shall have consented to its increased Revolving Credit Commitment as set forth on amended and restated Schedule 1.1(B) [Commitments of Banks and Addresses for Notices] attached hereto with such consent evidenced by such Increasing Bank’s execution of this Amendment.

(d)           Notes.  The Borrower shall have executed and delivered to each Increasing Bank, new Notes, reflecting the increase of the amount of such Increasing Bank’s Revolving Credit Commitment, if any such Increasing Bank so requests.

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(e)           Representations and Warranties; No Defaults. After giving effect to this Amendment and to the increase in the Revolving Credit Commitments, the representations and warranties of the Borrower contained in Section 6 of the Credit Agreement and each of the other Loan Documents shall be true and accurate as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Borrower shall have performed and complied with all covenants and conditions under the Loan Documents and hereof; no Event of Default or Potential Default under the Credit Agreement and the other Loan Documents shall have occurred and be continuing or shall exist; and the Chief Executive Officer, President or Chief Financial Officer or other Authorized Officer of the Borrower shall have delivered to the Agent for the benefit of each Bank a duly executed certificate dated the date hereof certifying as to the items in this Section 4(e).

(f)            Organization, Authorization and Incumbency.  There shall be delivered to the Agent for the benefit of each Bank a certificate, dated as of the Effective Date and signed by the Secretary or an Assistant Secretary of the Borrower, certifying as appropriate as to:

(i)            all action taken by such party in connection with this Amendment, the other Loan Documents, and the increase in the Revolving Credit Commitments together with resolutions of the Borrower evidencing same;

(ii)           the names of the officer or officers authorized to sign this Amendment and the other documents executed and delivered in connection herewith and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of the Borrower for purposes of the Loan Documents and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

(iii)          copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation and limited liability company agreement, in each case as in effect on the Effective Date, certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in each state where organized or qualified to do business, provided, however, that the Borrower may, in lieu of delivering copies of the foregoing organizational documents and good standing certificates, certify that the organizational documents and good standing certificates previously delivered by the Borrower to the Agent remain in full force and effect and have not been modified, amended or rescinded.

(g)           Opinion of Counsel. The Borrower shall cause to be delivered to the Agent an opinion of counsel of (i) Windels Marx Lane & Mittendorf, LLP, counsel for the Borrower and (ii) Oleta J. Harden, in-house counsel for the Borrower, with respect to this Amendment, each in such form as shall be reasonably acceptable to the Agent.

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(h)           Lien Search.  The Agent shall have received, under the Uniform Commercial Code, lien, tax lien, litigation and judgment searches against the Borrower, in the jurisdiction of Borrower’s formation and in each jurisdiction where Borrower conducts business or owns or operates assets and the results of such searches shall be satisfactory in form, scope and substance to the Agent.

5.             Miscellaneous.

(a)           Force and Effect; No Novation.  The Credit Agreement is hereby amended in accordance with the terms hereof and any reference to the Credit Agreement in any Loan Document or any other document, instrument, or agreement shall hereafter mean and include the Credit Agreement as amended hereby.  The Credit Agreement (as amended by this Amendment) and each of the other Loan Documents are hereby ratified and confirmed and are in full force and effect.  Borrower, each Bank and the Agent acknowledge and agree that this Amendment is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Credit Agreement or the other Loan Documents.

(b)           Governing Law.  This Amendment shall be deemed to be a contract under the laws of the State of New Jersey and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey without regard to its conflict of laws principles.

(c)           Counterparts.  This Amendment may be signed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)           Payment of Fees and Expenses.  The Borrower unconditionally agrees to pay and reimburse the Agent and save the Agent harmless against liability for the payment of all out-of-pocket costs, expenses and disbursements, including without limitation:  (i) to the Agent for itself the reasonable costs and expenses of the Agent including, without limitation, the reasonable fees and expenses of counsel incurred by the Agent in connection with the development, preparation, execution, administration, interpretation or performance of this Amendment, and all other documents or instruments to be delivered in connection herewith and (ii) to the Agent for the benefit of each Increasing Bank, on or prior to the Effective Date, a fee equal to 10 basis points of the difference between (x) each such Increasing Bank’s Revolving Credit Commitment as set forth on the amended and restated Schedule 1.1(B) attached to this Amendment and (y) each such Increasing Bank’s Revolving Credit Commitment as it was set forth on Schedule 1.1(B) in effect immediately prior to the amendment and restatement thereof by Schedule 1.1(B) attached to this Amendment.

(e)           Effective Date.  This Amendment shall be dated as of and effective as of the date of satisfaction of all items set forth in Section 4 hereof (the “Effective Date”).

[SIGNATURES BEGIN ON NEXT PAGE]

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[SIGNATURE PAGE TO SECOND AMENDMENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:

ATTEST:	NEW JERSEY NATURAL GAS COMPANY

	By:	[Seal]
Name:	Name:
Title:	Title:

[SIGNATURE PAGE TO SECOND AMENDMENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

BANK OF AMERICA, N.A., successor by merger to FLEET NATIONAL BANK, individually and as Syndication Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

BANK OF TOKYO-MITSUBISHI TRUST COMPANY, individually and as Documentation Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

CALYON NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

CITICORP NORTH AMERICA, INC., individually and as Documentation Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

CITIZENS BANK OF MASSACHUSETTS

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

COMERICA BANK

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., individually and as Syndication Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Agent

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT TO
NEW JERSEY NATURAL GAS COMPANY CREDIT AGREEMENT]

THE BANK OF NEW YORK, individually and as a Co-Agent

By:
Name:
Title:

SCHEDULE 1.1(B)

NEW JERSEY NATURAL GAS COMPANY

Part 1 - Commitments of Banks and Addresses for Notices to Banks

Bank		Amount of Commitment for Revolving Credit Loans	Ratable Share
PNC BANK, NATIONAL ASSOCIATION		$37,250,000	14.900000000%

Address for Notices: Two Tower Center Boulevard - 16th Floor East Brunswick, New Jersey 08816
Attention:	Michael Nardo
Telephone:	(732) 220-3229
Telecopy:	(732) 220-3270
Email:	michael.nardo@pncbank.com

Address of Lending Office: PNC Agency Services PNC Firstside Center, 4th Floor 500 First Avenue Pittsburgh, Pennsylvania 15219
Attention:	Lisa Pierce
Telephone:	(412) 762-6442
Telecopy:	(412) 762-8672

Bank		Amount of Commitment for Revolving Credit Loans	Ratable Share
BANK OF AMERICA, N.A., successor by merger to FLEET NATIONAL BANK Address for Notices: MA5-100-09-08 100 Federal Street Boston, Massachusetts 02110		$35,375,000	14.150000000%
Attention:	Maria F. Maia
Telephone:	(617) 434-5751
Telecopy:	(617) 434-3652
Email:	maria.f.maia@bankofamerica.com

Address of Lending Office: Global Energy MADE 10009G 100 Federal Street
Boston, Massachusetts 02110
Attention:	Francia Castillo
Telephone:	(617) 434-5092
Telecopy:	(617) 434-0201

BANK OF TOKYO-MITSUBISHI TRUST COMPANY		$34,375,000	13.750000000%

Address for Notices: 12th Floor 1251 Avenue of the Americas New York, New York 10020-1104
Attention:	Nicholas Battista
Telephone:	(212) 782-4333
Telecopy:	(212) 782-6440
Attention:	Matthew Hughes
Telephone:	(212) 782-4303
Telecopy:	(212) 782-6440

Address of Lending Office: 12th Floor 1251 Avenue of the Americas New York, New York 10020-1104
Attention:	Rolando Uy
Telephone:	(201) 413-8570
Telecopy:	(201) 521-2304 or 2305

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Bank		Amount of Commitment for Revolving Credit Loans	Ratable Share
CALYON NEW YORK BRANCH		$25,000,000	10.000000000%

Address for Notices: 1301 Travis Street - Suite 2100 Houston, Texas 77002
Attention:	Fabien Stal
Telephone:	(713) 890-8604
Telecopy:	(713) 890-8666
Email:	fabien.stal@us.calyon.com

Address of Lending Office:
1301 Travis Street - Suite 2100
Houston, Texas 77002
Attention:	Bernadette Archie
Telephone:	(713)
Telecopy:	(713) 890-8666

CITICORP NORTH AMERICA, INC.		$34,375,000	13.750000000%

Address for Notices: 388 Greenwich Street - Floor 21 New York, New York 10013
Attention:	Oscar Cragwell
Telephone:	(212) 816-8113
Telecopy:	(212) 816-8098

Address of Lending Office: 2 Penns Way New Castle, Delaware 19720
Attention:	Nicholas Perazza
Telephone:	(302) 894-6110
Telecopy:	(212) 994-0847

3

Bank		Amount of Commitment for Revolving Credit Loans	Ratable Share
CITIZENS BANK OF MASSACHUSETTS		$15,750,000	6.300000000%

Address for Notices: 28 State Street Boston, Massachusetts 02109
Attention:	Michael Ouellet
Telephone:	(617) 994-7034
Telecopy:	(617) 263-0439

Address of Lending Office: 20 Cabot Road Medford, Massachusetts
Attention:	Maria Chaplain
Telephone:	(781) 655-4391
Telecopy:	(781) 655-4050

COMERICA BANK		$12,500,000	5.000000000%

Address for Notices: U.S. Banking / East 9th Floor - MC 3279 500 Woodward Avenue Detroit, Michigan 48275-3279
Attention:	Sarah West
Telephone:	(313) 222-3647
Telecopy:	(313) 222-3330

Address of Lending Office: U.S. Banking / East 9th Floor - MC 3279 500 Woodward Avenue Detroit, Michigan 48275-3279
Attention:	Venus Moses
Telephone:	(313) 222-3319
Telecopy:	(313) 222-3330

4

Bank		Amount of Commitment for Revolving Credit Loans	Ratable Share
JPMORGAN CHASE BANK, N.A.		$35,375,000	14.150000000%

Address for Notices: 695 Route 46 West Fairfield, New Jersey 07004
Attention:	Hal Garrity
Telephone:	(973) 439-5052
Telecopy:	(973) 439-5017
Email:	hal.garrity@jpmorgan.com

Address of Lending Office: 695 Route 46 West Fairfield, New Jersey 07004
Attention:	Gina Vera
Telephone:	(973) 439-5027
Telecopy:	(973) 439-5013
Email:	gina.vera@chase.com

THE BANK OF NEW YORK		$20,000,000	8.000000000%

Address for Notices: One Wall Street, 19th Floor New York, New York 10286
Attention:	Lisa Williams
Telephone:	(212) 635-7535
Telecopy:	(212) 635-7926

Address of Lending Office: Utilities Division One Wall Street, 19th Floor New York, New York 10286
Attention:	Cynthia Howells
Telephone:	(212) 635-7889
Telecopy:	(212) 635-7923

TOTAL		$250,000,000	100%

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SCHEDULE 1.1(B)

NEW JERSEY NATURAL GAS COMPANY

Part 2 - Addresses for Notices to Borrower and Guarantors

AGENT

PNC Bank, National Association
Two Tower Center Boulevard, 16th Floor
East Brunswick, New Jersey 08816
Attention: Michael Nardo
Telephone:	(732) 220-3229
Telecopy:	(732) 220-3270

BORROWER

New Jersey Natural Gas Company
1415 Wyckoff Road
Wall, New Jersey 07719
Attention: Dennis Puma
Telephone:	(732) 938-1229
Telecopy:	(732) 938-2620

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EXHIBIT 2.4

FORM OF

LOAN REQUEST

TO:	PNC Bank, National Association, as Agent
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Telephone No.: (412) 762-6442
Telecopier No.: (412) 762-8672
Attention: Lisa Pierce

FROM:	New Jersey Natural Gas Company (the “Borrower”)

RE:

Credit Agreement (as it may be amended, restated, modified or supplemented, the “Agreement”) dated as of December 16, 2004 by and among the Borrower, each of JPMorgan Chase Bank, N.A. and Bank of America, N.A., successor by merger to Fleet National Bank, as syndication agent, each of Bank of Tokyo-Mitsubishi Trust Company and Citicorp North America, Inc., as documentation agent, and PNC Bank, National Association, as administrative agent for the Banks (the “Agent”)

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Agreement.

A.	Pursuant to Section 2.4 of the Agreement, the undersigned Borrower irrevocably requests [check one line under 1(a) below and fill in blank space next to the line as appropriate]:

	1.(a)	☐	A new Revolving Credit Loan
OR
		☐	Renewal of the Euro-Rate Option applicable to an outstanding Revolving Credit Loan originally made on ,
OR
		☐	Conversion of the Base Rate Option applicable to an outstanding Revolving Credit Loan originally made on , to a Loan to which the Euro-Rate Option applies,
OR
		☐	Conversion of the Euro-Rate Option applicable to an outstanding Revolving Credit Loan originally made on , to a Loan to which the Base Rate Option applies.

SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST:

[Check one line under 1(b) below and fill in blank spaces in line next to line]:

1.(b)(i)	☐

Under the Base Rate Option.  Such Loan shall have a Borrowing Date of                      ,         (which date shall be (i) one (1) Business Day after the Business Day of receipt by the Agent by 10:00 a.m. of this Loan Request for making a new Revolving Credit Loan to which the Base Rate Option applies, or (ii) the last day of the preceding Interest Period if a Loan to which the Euro-Rate Option applies is being converted to a Loan to which the Base Rate Option applies).

OR

(ii)	☐

Under the Euro-Rate Option.  Such Loan shall have a Borrowing Date of                           (which date shall be (i) three (3) Business Days after the Business Day of receipt by the Agent by 10:00 a.m. of this Loan Request for making a new Revolving Credit Loan to which the Euro-Rate Option applies, renewing a Loan to which the Euro-Rate Option applies, or converting a Loan to which the Base Rate Option applies to a Loan to which the Euro-Rate Option applies.

2.             Such Loan is in the principal amount of U.S. $                          or the principal amount to be renewed or converted is U.S. $                         [for Revolving Credit Loans under Section 2.4 not to be less than $3,000,000 and in increments of $1,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $1,000,000 and in integral multiples of $100,000 or the maximum amount available for each Borrowing Tranche to which the Base Rate Option applies].

3.             [Complete blank below if the Borrower is selecting the Euro-Rate Option]:  Such Loan shall have an Interest Period of [one, two, three or six] Months.                          .

B.            As of the date hereof and the date of making of the above-requested Loan (and after giving effect thereto), the Borrower has performed and complied with all covenants and conditions of the Agreement and the other Loan Documents; all of the representations and warranties of the Borrower in the Agreement (other than the representations and warranties contained in the first sentence of Section 6.1.6 [Litigation], the last sentence of 6.1.8(ii) [Financial Statements], and 6.1.21 [Environmental Matters]) and in the other Loan Documents are true and correct (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default has occurred and is continuing or shall exist; and the making of such Loan shall not contravene any Law applicable to the Borrower.

[SIGNATURE PAGE FOLLOWS]

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[SIGNATURE PAGE 1 OF 1 TO LOAN REQUEST]

The undersigned certifies to the Agent as to the accuracy of the foregoing.

NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation

Date:	, 200	By:	(SEAL)
Name:
Title:

EXHIBIT 2.5

FORM OF SWING LOAN REQUEST

TO:	PNC Bank, National Association, as Agent
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Telephone No.: (412) 762-6442
Telecopier No.: (412) 762-8672
Attention: Lisa Pierce

FROM:	New Jersey Natural Gas Company (the “Borrower”)

RE:

Credit Agreement (as it may be amended, restated, modified or supplemented, the “Agreement”) dated as of December 16, 2004 by and among the Borrower, the Banks party thereto, each of JPMorgan Chase Bank, N.A. and Bank of America, N.A., successor by merger to Fleet National Bank, as syndication agent, each of Bank of Tokyo-Mitsubishi Trust Company and Citicorp North America, Inc., as documentation agent, and PNC Bank, National Association, as administrative agent for the Banks (the “Agent”)

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Agreement.

Pursuant to Section 2.5 of the Agreement, the undersigned hereby makes the following Swing Loan Request:

1. Aggregate Principal Amount of Swing Loans: [amount shall be in integral multiples of $100,000 and not less than $250,000]	U.S. $

2. Proposed Borrowing Date: [this Swing Loan Request must be received by the Swing Lender by 12:00 noon Pittsburgh time on the proposed Borrowing Date]

3.             As of the date hereof and the date of making of the Swing Loan requested hereby: the representations and warranties of the Borrower contained in Section 6 of the Agreement (other than the representations and warranties contained in the first sentence of Section 6.1.6 [Litigation], the last sentence of 6.1.8(ii) [Financial Statements], and 6.1.21 [Environmental Matters]) and in the other Loan Documents are and will be true (except representations and warranties that expressly relate solely to an earlier date or time, which representations and warranties were true on and as of the specific dates or times referred to therein); the Borrower has performed and complied with all covenants and conditions of the Agreement; no Event of Default or Potential Default has occurred and is continuing or shall exist; and the making of the

Swing Loan requested hereby shall not contravene any Law applicable to the Borrower or any of the Banks.

[SIGNATURE PAGE FOLLOWS]

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[SIGNATURE PAGE 1 OF 1 TO SWING LOAN REQUEST]

The undersigned hereby certifies the accuracy of the foregoing.

NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation

Date:	, 200	By:	(SEAL)
Name:
Title:

EXHIBIT 8.3.3

FORM OF

COMPLIANCE CERTIFICATE

                             , 200

PNC Bank, National Association, as Agent
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
and each Bank party to the Credit Agreement (defined below)

Ladies and Gentlemen:

I refer to the Credit Agreement dated as of December 16, 2004 (as amended, supplemented, restated or modified from time to time, the “Credit Agreement”) among New Jersey Natural Gas Company (the “Borrower”), the Banks party thereto, each of JPMorgan Chase Bank, N.A. and Fleet National Bank, as syndication agent, each of Bank of Tokyo-Mitsubishi Trust Company and Citicorp North America, Inc., as documentation agent, and PNC Bank, National Association in its capacity as administrative agent for the Banks (the “Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.  References herein to Sections of the Credit Agreement are qualified, in their entirety, by the applicable provision of the Section of the Credit Agreement so referred to and together with all related provisions and definitions referred to in such Section or incorporated therein.

I,                                             , [Chief Executive Officer/President/Chief Financial Officer] of the Borrower, do hereby certify on behalf of the Borrower as of the [fiscal quarter/fiscal year ended                                   , 200  ] (the “Report Date”), as follows:

1.             Maximum Leverage Ratio (Section 8.2.12).  The ratio of (A) Consolidated Total Indebtedness to (B) Consolidated Total Capitalization of the Borrower and its Subsidiaries is                      to 1.00 as of the Report Date, which is not more than the maximum permitted ratio of 0.65 to 1.00.

(A)	Consolidated Total Indebtedness, as of the Report Date, is computed as follows:

	(i)	borrowed moneys	$

	(ii)	other transactions similar to borrowed money transactions	$

PNC Bank, National Association, as Agent

and each Bank party to the Credit Agreement

                           , 200

	(iii)	note purchase or acceptance credit facilities	$

	(iv)	reimbursement obligations (contingent or otherwise)	$

	(v)	Hedging Transactions	$

	(vi)	Guarantees of Hedging Transactions and of borrowed money transactions	$

	(vii)	Hybrid Securities described in clause (i) of the definition of “Hybrid Security” in the Credit Agreement	$

	(viii)	mandatory repayment obligations with respect to Hybrid Securities described in clause (ii) of the definition of “Hybrid Security” in the Credit Agreement	$

	(ix)	sum of items (i) through (viii) equals Consolidated Total Indebtedness	$

(B)	Consolidated Total Capitalization, as of the Report Date, is computed as follows:

	(i)	Consolidated Total Indebtedness (see item (1)(A)(ix) above)	$

	(ii)	Common Shareholders’ Equity	$

	(iii)	Preferred Shareholders’ Equity	$

	(iv)	sum of items (i) through (iii) equals Consolidated Total Capitalization	$

2.             Minimum Interest Coverage Ratio (Section 8.2.13).  The ratio of (A) Consolidated Income from Operations to (B) Consolidated Interest Expense of the Borrower and its Subsidiaries calculated as of the end of each fiscal quarter for the four (4) fiscal quarters then ended as of the Report Date is              to 1.00, which is not less than the minimum permitted ratio of 2.50 to 1.00 as of the Report Date.

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PNC Bank, National Association, as Agent

and each Bank party to the Credit Agreement

                           , 200

(A)	Consolidated Income from Operations for the applicable period is computed as follows:

(i)

net income (excluding extraordinary items of gain or loss and excluding any gain or loss of any Person accounted for on the equity method except to the extent of cash distributions of $        received by the Borrower or any Subsidiary during the applicable period with respect to any gain of any Person accounted for on the equity method)

$

	(ii)	depreciation	$

	(iii)	amortization	$

	(iv)	other noncash charges to net income attributable to [insert description]	$

	(v)	interest expense	$

	(vi)	income tax expense	$

	(vii)	sum of items (i) through (vi)	$

	(viii)	noncash credits to net income	$

	(ix)	item (vii) reduced by item (viii) equals Consolidated Income from Operations	$

(B)	Consolidated Interest Expense for the applicable period is:		$

3.             Indebtedness issued by the Borrower in accordance with Article Two of the Mortgage Indenture during the fiscal [quarter/year] ended on the Report Date is $                  , as permitted by Section 8.2.1(iii) of the Credit Agreement.

4.             Indebtedness incurred pursuant to Section 8.2.1(iv) of the Credit Agreement is $               , which does not exceed the permitted amount of $                       , with the permitted amount calculated as of the Report Date as 65% of Consolidated Total Capitalization (see item (1)(B)(iv) above).

3

PNC Bank, National Association, as Agent

and each Bank party to the Credit Agreement

                           , 200

5.             Indebtedness in respect of capitalized leases permitted by Section 8.2.1(v) of the Credit Agreement as of the Report Date is $                 and together with such amounts incurred during the current fiscal year of the Borrower to date is $               , which does not exceed the permitted amount of $60,000,000.

6.             Indebtedness, as of the Report Date, permitted by Section 8.2.1(vi) of the Credit Agreement under Hedging Transactions is $                        .

7.             Indebtedness, as of the Report Date, permitted under Section 8.2.1(vii) of the Credit Agreement secured by Liens permitted under Section 8.2.2(i) of the Credit Agreement is $                      , which does not exceed the permitted amount of $10,000,000.

8.             Indebtedness, as of the Report Date, permitted by Section 8.2.1(ix) of the Credit Agreement secured by Purchase Money Security Interests is $                  , which does not exceed the permitted amount of $20,000,000.

9.             Acquired Indebtedness, as of the Report Date, permitted by Section 8.2.1(viii) of the Credit Agreement is $            , which does not exceed the permitted amount of $75,000,000.

10.           As of the Report Date, the Borrower’s Subsidiaries have $                in the aggregate of Investments in Permitted Related Business Opportunities, and set forth on Attachment       hereto is a detailed description of each Permitted Business Opportunity where the Investment with respect thereto is $1,000,000 or more, including on such Attachment, a detailed description of (i) the nature and amount of such Investment, (ii) the activities engaged in by the Person in which such Investment was made, and (iii) the activities engaged in by the Borrower and each of its Subsidiaries in connection with such Investment.

11.           The Borrower and its Subsidiaries have disposed of $                of assets permitted by Section 8.2.6(v), which amount does not exceed the permitted amount of $                 (such permitted amount equal to 5% of consolidated total assets of the Borrower and its Subsidiaries for the applicable fiscal year of the Borrower).

12.           During the fiscal [quarter/year] ended on the Report Date, the Borrower has declared or made dividend payments or other distribution or purchased or redeemed or otherwise acquired shares of stock, warrants, rights or options permitted by Section 8.2.15 as follows:  [Insert description of each action undertaken, including the date thereof, the dollar amount thereof and a description of the transaction].

13.           The Borrower and its Subsidiaries have engaged in off-balance sheet transactions that are functionally equivalent to borrowed money with aggregate liabilities of $                      as permitted by Section 8.2.17, which amount does not exceed the permitted amount of

4

PNC Bank, National Association, as Agent

and each Bank party to the Credit Agreement

                           , 200

$                       (such permitted amount equal to 5% of consolidated total assets of the Borrower and its Subsidiaries as of the Report Date).

14.           The representations and warranties of the Borrower contained in Section 6 of the Credit Agreement (other than the representations and warranties of the Loan Parties contained in the first sentence of Section 6.1.6 [Litigation], the last sentence of Section 6.1.8(ii) [Financial Statements], and Section 6.1.21 [Environmental Matters]) and in the other Loan Documents are true on and as of the Report Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly related solely to an earlier date or time) and the Borrower has performed and complied with all covenants and conditions of the Credit Agreement and the other Loan Documents.  No event has occurred and is continuing which constitutes an Event of Default or Potential Event of Default.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this         day of                   , 200   .

By:
Name:
Title:	[Chief Executive Officer/President/Chief Financial Officer]

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